UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2018

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices) (Zip Code)
(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 31, 2018, Spectrum Brands Holdings, Inc. (“Spectrum Brands” or the “Company”) issued a conditional notice (the “Conditional Notice of Redemption”) to redeem all or a portion of its (as successor to HRG Group, Inc.) 7.750% Senior Notes due 2022 (the “Notes”). The Conditional Notice of Redemption was delivered pursuant to the indenture governing the Notes, dated as of January 21, 2014, between the Company and Wells Fargo Bank, National Association, as trustee. The redemption of the Notes is conditioned on, among other things, the consummation of the sale of the Company’s global battery, lighting and portable power business. The amount of the Notes (if any) that will be redeemed by the Company will be announced prior to the date of the redemption of the Notes. For more information regarding the redemption of the Notes and the applicable conditions, see the Conditional Notice of Redemption, a copy of which is attached as Exhibit 99.1 hereto and is incorporated into this report by reference. This report does not constitute a notice of redemption for the Notes.

In addition, on December 31, 2018, Spectrum Brands, Inc., a subsidiary of the Company (“SBI”), issued a conditional notice to its administrative agent of its intention to prepay on January 4, 2019 the term loans in full under the Credit Agreement, together with accrued and unpaid interest thereon (the “Prepayment”). The conditional notice was issued under SBI’s Credit Agreement, dated as of June 23, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among SBI, SB/RH Holdings, LLC and the lender parties thereto. The Prepayment is expressly conditioned upon the occurrence of the consummation of the sale of the Company’s global battery, lighting and portable power business.

This information in this report, including the Exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report.

Cautionary Note Regarding Forward-Looking Statements:
This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the redemption and the Prepayment and the conditions thereto. These forward-looking statements generally are identified by the words “opportunity,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the proposed transactions may not be completed on the anticipated terms and timing or at all, (2) conditions imposed on required regulatory approvals that could adversely affect the anticipated benefits from the proposed transactions, (3) a condition to closing of the proposed transaction may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (5) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transactions, (6) negative effects of the announcement or the consummation of the transaction on the market price of Spectrum Brands’ common stock, (7) the risk that disruptions from the proposed transactions will harm Spectrum Brands’ business, including current plans and operations, (7) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (8) the ability of Spectrum Brands to retain and hire key personnel, (9) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, and (10) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Spectrum Brands’ most recent 10-K, 10-Q, 8-K reports and other publicly available filings. Spectrum Brands does not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	Conditional Notice of Redemption, dated December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 31, 2018	SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

	By:	/s/Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Executive Vice President, General Counsel & Corporate Secretary